Board of Directors
Kinetic Concepts, Inc.
San Antonio, Texas

Ladies and Gentlemen:


Re:  Form 10-Q


We are aware of the inclusion in Form 10-Q of Kinetic Concepts, Inc. of our report dated April 22, 1997 relating to the unaudited condensed consolidated interim financial statements of Kinetic Concepts, Inc. for the quarter ended March 31, 1997.

Pursuant  to Rule 436(c) of the Securities Act of  1933  our
report  is not a part of the registration statement prepared or certified by accountants within the meaning of Section  7 or 11 of the Securities Act of 1933.


                              Very truly yours,


                              /S/ ERNST & YOUNG LLP
                              ---------------------
                               Ernst & Young LLP




San Antonio, Texas
May 8, 1997